UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2019

Guidewire Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 S. Delaware St., Suite 400

San Mateo, California, 94403

(Address of principal executive offices, including zip code)

(650) 357-9100

(Registrant’s telephone number, including area code)

1001 East Hillsdale Blvd., Suite 800

Foster City, CA 94404

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GWRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2019, Guidewire Software, Inc. (the “Company”) announced that, effective August 3, 2019, Marcus Ryu has resigned as President, Chief Executive Officer, and principal executive officer of the Company and will become Chairman of the Company’s Board of Directors. Mr. Ryu’s equity awards will continue to vest during his service as Chairman. The Board of Directors has accepted Mr. Ryu’s resignation and has appointed Michael (Mike) Rosenbaum, former EVP Product at Salesforce, as the Company’s Chief Executive Officer, principal executive officer, and a director of the Company, effective as of August 3, 2019. Current Guidewire Chairman, Peter Gassner, will continue to serve as an independent director and Paul Lavin will serve as Lead Independent Director.

Prior to joining the Company, Mr. Rosenbaum, age 48, was most recently EVP Product at salesforce.com, inc., with responsibility for vision, strategy, product management, customer success and adoption from January 2016 to July 2019. Since joining Salesforce in 2005, Mr. Rosenbaum has held several leadership positions and driven many of Salesforce’s most notable product achievements. Prior to joining Salesforce, Mr. Rosenbaum held various technology and marketing roles at Siebel Systems from 2002 to 2005 and served in the U.S. Navy as a submarine officer from 1994 to 1999. Mr. Rosenbaum holds a B.S. in Systems Engineering from the United States Naval Academy and an M.B.A. from the Haas School of Business at the University of California Berkeley.

There are no arrangements or understandings between Mr. Rosenbaum and any other person pursuant to which he was appointed as Chief Executive Officer and a director of the Company. Mr. Rosenbaum has no family relationship with any director or executive officer of the Company. Mr. Rosenbaum is not a party to and has no direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party for which disclosure would be required under Item 404(a) of Regulation S-K.

The Board of Directors believes that Mr. Rosenbaum is qualified to serve as a director because of his experience in growing a cloud company and his leadership abilities, including his experience in leading product development and go-to-market strategy at Salesforce, the world’s #1 CRM platform. Mr. Rosenbaum will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2019.

In connection with Mr. Rosenbaum’s appointment, the Company has entered into its standard executive agreement with Mr. Rosenbaum, dated August 3, 2019 (the “Executive Agreement”), pursuant to which Mr. Rosenbaum became employed as the Chief Executive Officer of the Company. A copy of the Executive Agreement is filed as Exhibit 10.1 to this current report on Form 8-K.

The Executive Agreement provides Mr. Rosenbaum with, among other things, an annual base salary of $750,000 and an opportunity to earn annual cash incentive compensation with a target equal to 100% of his annual base salary. Pursuant to the Executive Agreement, Mr. Rosenbaum will also be granted restricted stock units (“RSUs”) with a total value equivalent to $17,000,000 under the Company’s 2011 Stock Plan. The grant of RSUs shall consist of one grant of time-based vesting RSUs with a value equivalent to $7,500,000 (“Time-vesting RSUs”), one grant of Company financial-performance-based vesting RSUs with a value equivalent to $5,700,000, and one grant of total-shareholder-return-based vesting RSUs with a value equivalent to $3,800,000.

In addition, the Executive Agreement provides that in the event that the employment of Mr. Rosenbaum is terminated without cause (as defined in the Executive Agreement), subject to his delivery of a fully effective release of claims, he will be entitled to cash severance equal to: (i) one times his then current base salary and (ii) one times his then-

current target annual bonus, payable in each case in a lump sum. Furthermore, Mr. Rosenbaum will be entitled to either continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would have made to provide health insurance to Mr. Rosenbaum had he remained employed, in either case, for 12 months. If Mr. Rosenbaum’s employment is terminated without cause prior to the first anniversary of his start date, then the vesting of 50% of his Time-vesting RSUs will be fully accelerated, and if Mr. Rosenbaum’s employment is terminated without cause at any point between the first and second anniversary of his start date, then the vesting of 25% of this Time-vesting RSUs will be fully accelerated.

In the event that the employment of Mr. Rosenbaum is terminated without cause or he resigns for good reason (as defined in the Executive Agreement) within the period commencing two months prior to and ending 12 months following, a change in control, then in lieu of the severance described above, and subject to his delivery of a fully effective release of claims, he will be entitled to cash severance equal to 1.5 times the sum of his then current base salary and target annual bonus, payable in a single lump sum, plus either continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would have made to provide health insurance to Mr. Rosenbaum had he remained employed, in each case for 18 months. In addition, the vesting of all then-outstanding stock-based awards held by Mr. Rosenbaum will immediately accelerate and become fully vested.

The foregoing summary of the Executive Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Executive Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 5, 2019, the Company issued a press release announcing the resignation of Mr. Ryu as Chief Executive Officer, the appointment of Mr. Ryu as Chairman, and the appointment of Mr. Rosenbaum as Chief Executive Officer and a director. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Agreement by and between Guidewire Software, Inc. and Michael Rosenbaum, dated August 3, 2019.

99.1	Press Release issued by Guidewire Software, Inc. on August 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2019

GUIDEWIRE SOFTWARE, INC.

By:	/s/ Curtis Smith
Curtis Smith
Chief Financial Officer